UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   F O R M  8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 29, 2000


                            BANKERS TRUST CORPORATION
             (Exact name of registrant as specified in its charter)


                                    NEW YORK
                 (State or other jurisdiction of incorporation)


            1-5920                                        13-6180473
   (Commission file number)                    (IRS employer identification no.)


          130 LIBERTY STREET, NEW YORK, NEW YORK             10006
         (Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code (212) 250-2500


Item 2. Acquisition or Disposition of Assets

     On September 29, 2000, Bankers Trust Corporation (the "Corporation") transferred its wholly-owned subsidiary BT Holdings (New York), Inc. ("BTH") to DB U.S. Financial Markets Holding Corporation ("DBUSH"), a subsidiary of Deutsche Bank Americas Holding Corp. ("DBAH") and Taunus Corporation ("Taunus"), which are an indirect and direct subsidiary, respectively, of Deutsche Bank AG. The transfer of BTH to DBUSH took the form of an exchange of stock pursuant to which BTH became a wholly-owned subsidiary of DBUSH. The Corporation received shares of DBUSH equal to the fair market value of BTH's net assets on the date of transfer. The Corporation, as part of an ongoing reorganization, intends to transfer, by dividend or otherwise, the shares received to Taunus. Based upon preliminary information, the Corporation currently expects to recognize an after-tax gain of approximately $275 million in the third quarter of 2000.

     The Corporation has and will continue to transfer certain entities/businesses and financial assets and liabilities to Deutsche Bank related entities. The consideration received and to be received for such transactions was and will be fair market value of the financial assets and liabilities at and on the date of transfer.

     See Item 7 below for certain unaudited pro forma financial statements, which give effect to the transfer of BTH, filed as Exhibit 99.1 to this Form 8-K.


Item 7. Financial Statements and Exhibits

     (B)  Pro Forma Financial Information

          Unaudited Pro Forma Condensed Financial Statements as of June 30, 2000, for the six months ended June 30, 2000 and 1999 and for the year ended December 31, 1999.

     (C)  Exhibits

          (99.1) Unaudited Pro Forma Condensed Financial Statements as of June
                 30, 2000, for the six months ended June 30, 2000 and 1999 and for the year ended December 31, 1999.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               BANKERS TRUST CORPORATION


                         By /s/ RONALD HASSEN
                                RONALD HASSEN
                              SENIOR VICE PRESIDENT, CONTROLLER
                              AND PRINCIPAL ACCOUNTING OFFICER

October 16, 2000


                            BANKERS TRUST CORPORATION

                        FORM 8-K DATED SEPTEMBER 29, 2000

                                  EXHIBIT INDEX


Exhibit
Number                     Description of Exhibit

(99.1) Unaudited Pro Forma Condensed Financial Statements as of June 30, 2000, for the six months ended June 30, 2000 and 1999 and for the year ended December 31, 1999.